UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2007                (June 4, 2007)

Date of Report (Date of earliest event reported)

VERTICAL BRANDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31667	13-3579974
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16000 Ventura Blvd., Suite 301

Encino, CA 91436

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (818) 926-4900

_____________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits) that are not purely historical facts, including statements regarding the Registrant’s beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render the Registrant’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause the Registrant's actual results to differ from management's current expectations are contained in the Registrant's filings with the Securities and Exchange Commission. The Registrant undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2007, Vertical Branding, Inc. (“VBI”), agreed to guarantee obligations on a Loan and Security Agreement (the “Agreement”) entered into the same date by and between VBI’s subsidiary companies, Adsouth Marketing, LLC (“ASM,”) Worldwide Excellence, Inc. (“WWE”) and various subsidiaries of WWE (collectively referred to as “Subsidiaries” or “Borrower”), on the one hand, and BFI Business Finance (“Lender”), on the other hand.  Pursuant to the Agreement, upon Borrower’s request, Lender will loan up to the lesser of (i) $5,000,000 or (ii) the Borrowing Base to the Borrower. The “Borrowing Base” is defined as (i) 85% of the gross face amount of ASM’s eligible accounts receivable, plus (ii) 30% of the current market cost of raw materials and finished goods that constitute ASM’s eligible inventory, not to exceed $1,000,000.  Inclusion of eligible inventory in the calculation of Borrowing Base remains subject to Lender receiving a report and appraisal of inventory satisfactory to Lender.  Borrower’s obligations under the Agreement are guaranteed by VBI pursuant to the General Continuing Guaranty executed by VBI in favor of Lender on June 4, 2007 (the “Guaranty”).

Loans extended pursuant to the Agreement will bear interest at a rate per annum of 2.0% above the higher of (i) the prime rate as reported in the western edition of the Wall Street Journal from time to time or (ii) 6.5%.  Upon the occurrence and during the continuance of an event of default (as defined below) the interest rate on amounts outstanding under the Agreement will be increased three percentage points above the interest rate in effect immediately prior to such event of default.  Interest will be payable monthly in arrears and Borrower is required to pay at least $7,500 a month in interest regardless of the amounts outstanding under the Agreement at any particular time.

Borrower has granted Lender a security interest in all of its assets as security for its obligations under the Agreement.  The Borrower has also established a bank account in Lender’s name into which collections on accounts receivable and other collateral of ASM are deposited (the “Collateral Account”).  Pursuant to the deposit control account agreement between Borrower and Lender with respect to the Collateral Account, Lender is entitled to sweep all amounts deposited into the Collateral Account and apply the funds to outstanding obligations under the Agreement; provided that Lender is required to distribute to Borrower any amounts remaining after payment of all amounts due under the Agreement.  To secure its obligations under the Guaranty, VBI has agreed to grant Lender, within 30 days of the date of the Agreement, a blanket security interest in all of its assets pursuant to the Security Agreement executed by VBI in favor of Lender on June 4, 2007 (the “Security Agreement”).

The Agreement imposes certain covenants on the Subsidiaries, including covenants requiring Borrower to (i) deliver financial statements and inventory and accounts payable reports to Lender; (ii) maintain certain minimum levels of insurance; (iii) make required payments under all leases; (iv) refrain from incurring additional debt in excess of $100,000; (v) maintain its corporate name, structure and existence; (vi) refrain from paying dividends; (vii) notify Lender in advance of relocating its premises; and (viii) refrain from substantially changing its management or business.

The Agreement has an initial term of 12 months (the “Basic Term”) and thereafter shall automatically renew for successive 12 months periods (each a “Renewal Term”) so long as neither Borrower nor Lender delivers written notice of its intention to terminate the Agreement. During any Renewal Term, the Agreement may be terminated by either party on at least 30 days prior written notice to the other party.  If Lender delivers notice that it intends to terminate the Agreement, other than in connection with an event of default, Borrower is entitled to a period of 90 days beyond the termination date in which to obtain replacement financing and/or repay amounts borrowed.  If the Agreement is terminated by Borrower, there is a prepayment fee equal to the applicable minimum monthly interest payment multiplied by the number of months remaining in the applicable Basic Term or Renewal Term at the time of such termination; provided, however, that if Lender has not agreed to include inventory in the calculation of Borrowing Base, then Borrower may terminate the Agreement without incurring any prepayment fees.

The term “Event of Default” is defined under the Agreement to include, among other things: a payment default; a material failure to perform Borrower’s other obligations under the Agreement; a material adverse change in Borrower’s business or the Lender’s security interest or prospect of repayment; insolvency; certain defaults under agreements with third parties; misrepresentations; unsatisfied judgments against Borrower and termination of any guaranties.  Upon the occurrence and continuance of an Event of Default, Lender may, without notice or demand, declare all obligations under the Agreement immediately due and payable and proceed against the collateral, among other rights and remedies.

Borrower received an initial advance on June 6, 2007 in the amount of $830,433 upon the execution of the Agreement (the “Initial Loan”). The proceeds of the Initial Loan were used to payoff obligations owed to Marquette Commercial Finance under a previous factoring agreement which was terminated by ASM, as well as to pay fees associated with the close of the Agreement.

The foregoing descriptions of the Agreement and the Guaranty are qualified in their entirety by reference to the Agreement, the Guaranty and the Security Agreement filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

A condition precedent to VBI’s ability to borrow money under the credit line was the entry by Gottbetter Capital Master, Ltd. (“Gottbetter”), holder of senior convertible notes issued by VBI in the aggregate amount of $5.775 million (the “Notes”) and a security interest in the assets of VBI, into subordination and intercreditor agreements acceptable to Lender.  Pursuant to the Notes, VBI is permitted to grant a first priority lien on the assets of VBI in connection with a working capital line of credit of up to $3 million.  In order to induce Gottbetter to enter into the subordination and intercreditor agreements for the $5 million line from Lender, VBI agreed to waive certain rights under the Notes.  In particular, VBI agreed that, in the event borrowing under the credit facility with Lender at any time exceeds $3 million, VBI waives the right to redeem the Notes for an amount less than 130% of the face amount redeemed.  The Notes are currently redeemable by VBI at the greater of (i) 125% of the amount redeemed or (ii) the market value of the Notes on a converted basis, as determined under a formula provided in the Notes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events

On June 7, 2007, VBI issued a press release announcing entry by subsidiary companies into a $5 million asset-backed credit facility with BFI Business Finance. A copy of the press release is attached as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.

The information in Item 9.01(d) in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits

The following exhibit is filed with this report:

Exhibit Number	Description
10.1	Loan and Security Agreement entered June 4, 2007 by and between Adsouth Marketing, LLC, Worldwide Excellence, Inc. and Subsidiaries, and BFI Business Finance.
10.2	General Continuing Guaranty entered June 4, 2007 by and between Vertical Branding, Inc. and BFI Business Finance.
10.3	Security Agreement entered June 4, 2007 by and between Vertical Branding, Inc. and BFI Business Finance.
99.1	Press release dated June 7, 2007 “Vertical Branding, Inc. Announces $5 Million Asset-Based Line of Credit”

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2007	VERTICAL BRANDING, INC.

	By:	/s/ Victor Brodsky
Victor Brodsky
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loan and Security Agreement entered June 4, 2007 by and between Adsouth Marketing, LLC, Worldwide Excellence, Inc. and Subsidiaries, and BFI Business Finance.
10.2	General Continuing Guaranty entered June 4, 2007 by and between Vertical Branding, Inc. and BFI Business Finance.
10.3	Security Agreement entered June 4, 2007 by and between Vertical Branding, Inc. and BFI Business Finance.
99.1	Press release dated June 7, 2007 “Vertical Branding, Inc. Announces $5 Million Asset-Based Line of Credit”